September 27, 1996

Form S-4/A
Amendment to Form S-4 filed August
8, 1996

The following exhibits are hereby
filed electronically, pursuant to a
temporary hardship allowance.

Exhibit Nos. 3.1 through 3.50


Sunday River Skiway Corporation
Sunday River Ltd.
Perfect Turn, Inc.
LBO Holding, Inc.
Sunday River Transportation, Inc.
Sugarbush Resort Holdings, Inc.
Sugarbush Leasing Company
Sugarbush Restaurants, Inc.
Cranmore, Inc.
Mountain Wastewater Treatment, Inc.
LBO Hotel Co.
S-K-I Limited
Killington Ltd.
Mount Snow Ltd.
Waterville Valley Ski Area, Ltd.
Sugarloaf Mountain Corporation
Killington Restaurants, Inc.
Dover Restaurants, Inc.
Resorts Technologies, Inc.
Resort Software  Services, Inc.
Mountainside
Sugartech
Deerfield Operating Company
Pico Ski Area Management Company



By:/s/ Leslie B. Otten
Leslie B. Otten
President